Exhibit 5.1

Hamilton Square

600 Fourteenth Street, N.W.

Washington, DC 20005-2004

202.220.1200

Fax 202.220.1665

March 19, 2007

ViroPharma Incorporated

397 Eagleview Boulevard

Exton, Pennsylvania 19341

Re:	Registration Statement on Form S-3 filed March 19, 2007
Registration of Convertible Debt Securities and Common Stock

Ladies and Gentlemen:

We have served as counsel to ViroPharma Incorporated, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) on March 19, 2007 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). We are furnishing this opinion to you in connection with the registration by the Company of unspecified amounts of senior or subordinated convertible debt securities (the “Convertible Debt Securities”) and shares of common stock, $0.002 par value per share (the “Common Stock”) pursuant to the Registration Statement. The Company has advised us that it intends, from time to time, to make offerings of the securities registered on the Registration Statement through one or more prospectus supplements, in amounts, at prices and on terms to be determined at the time of offering, as permitted by the rules and regulations of the Commission.

The Convertible Debt Securities may be issued pursuant to one or more supplemental indentures to the indenture dated as of March 19, 2007 by and between the Company and Wilmington Trust Company, as Trustee (the “Indenture”). In addition to other methods of issuance and sale, the shares of Common Stock may be issued upon the conversion, exchange or exercise of the Convertible Debt Securities pursuant to the terms of such securities, the Indenture and one or more supplements to the Indenture.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission, (ii) the prospectus included in the Registration Statement, (iii) the form of Indenture referenced above, (iv) the Company’s Certificate of Incorporation, as amended and/or restated to date, (v) the Company’s By-Laws, as amended and/or restated to date, (vi) the minutes of meetings of the Company’s Board of Directors, as provided to us by the Company, (vii) drafts of certain resolutions to be adopted by the Board or Directors or an authorized committee thereof with respect to the offer and sale of the securities, as provided to us by the Company, (viii) a specimen certificate evidencing the Common Stock, and (ix) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In addition, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that:

1. Convertible Debt Securities. Each of the form of Indenture relating to the Convertible Debt Securities and the form of supplemental Indenture, when duly executed and delivered by the parties thereto, constitutes, or, in the case of the supplemental Indenture, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When (a) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated; (b) the terms of the Convertible Debt Securities to be issued under the Indenture and any supplemental Indenture and the issuance and sale have been duly established by all necessary corporate action in conformity with the Indenture; (c) an appropriate prospectus supplement or term sheet with respect to the Convertible Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (d) if the Convertible Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Convertible Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (e) the Convertible Debt Securities have been duly authorized, executed and authenticated in accordance with the Indenture; and (f) the Convertible Debt Securities have been issued and sold as contemplated in the Registration Statement, then the Convertible Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2. Common Stock. When (a) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated; (b) the issuance and sale of the Common Stock (including any issuance upon conversion or exchange or exercise of any Convertible Debt Securities) have been duly established by all necessary corporate action; (c) an appropriate prospectus supplement or term sheet with respect to the Common Stock (or such convertible, exchangeable or exercisable Convertible Debt Securities) has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (d) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (e) the terms of the Common Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws; (f) the shares of Common Stock have been issued and sold as contemplated in the Registration Statement; and (g) certificates in the form required under the Delaware General Corporation Law representing the shares of the Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of Common Stock (including any shares duly issued upon conversion, exchange or exercise of any Convertible Debt Securities), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law, the federal laws of the United States of America and, solely with respect to the opinion expressed in paragraph 1 above, the laws of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

As counsel to the Company, we have furnished this opinion letter in connection with the offering described herein. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP